UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2009

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2009, at the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) of Omnicell, Inc. (the “Company”), the Company’s stockholders approved the Company’s 2009 Equity Incentive Plan (the “2009 Plan”). The 2009 Plan was adopted by the Board of Directors of the Company (the “Board”) on March 5, 2009, subject to stockholder approval, and became effective on May 20, 2009 (the “Effective Date”).

Description of the 2009 Plan. The 2009 Plan authorizes the issuance of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards, and other stock-based awards to employees, directors and consultants. Only employees of the Company and its subsidiaries may receive incentive stock options. The 2009 Plan succeeds the Company’s 1999 Equity Incentive Plan, as amended, the Company’s 2003 Equity Incentive Plan, as amended, and the Company’s 2004 Equity Incentive Plan (together, the “Prior Plans”).

Shares Available for Issuance under the 2009 Plan. As of the Effective Date, 1,647,265 shares of the Company’s common stock were available for issuance under the 2009 Plan. The number of shares available for issuance under the 2009 Plan is reduced by (i) one share for each share of common stock issued pursuant to an option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) 1.4 shares for each share of common stock issued pursuant to restricted stock, restricted stock units, performance stock awards, or other stock awards granted under the 2009 Plan.

If any shares of common stock issued pursuant to a stock award under the 2009 Plan or the Prior Plans are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares which are forfeited shall revert to and become available for issuance under the 2009 Plan. To the extent there is a share of common stock issued pursuant to (i) a stock award that counted as 1.4 shares against the number of shares available for issuance under the 2009 Plan or (ii) an award other than an option or stock appreciation right granted under the Prior Plans with respect to which the strike price is at least 100% of the fair market value of the underlying common stock on the date of grant, and such share of common stock again becomes available for issuance under the 2009 Plan, then the number of shares of common stock available for issuance under the 2009 Plan shall increase by 1.4 shares.

General Terms of Options. The Board or its duly authorized committee determines the terms of each stock option granted under our 2009 Plan, including the exercise price, the form of consideration paid on exercise, the vesting schedule, restrictions on transfer and the term. The Board has delegated administration of the 2009 Plan to the Compensation Committee of the Board (the “Compensation Committee”).

The exercise price of a stock option granted under the 2009 Plan may not be less than 100% of the fair market value of the stock subject to the option on the date of grant (for an incentive stock option, not less than 110% if the optionee is a 10% holder). The term of an option will not be longer than ten years (although options generally expire prior to such time in connection with a termination of continued service) and may be subject to restrictions on transfer.  Options granted under the 2009 Plan will generally terminate three months after termination of the participant’s service unless (i) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the participant dies before the participant’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option have passed; (iii) the participant is terminated for cause in which case the option will cease to be exercisable immediately upon the participant’s termination, or (iv) the option by its terms specifically provides otherwise. An option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws.

Changes to Capital Structure. In the event that there is a specified type of change in the Company’s capital structure not involving the receipt of consideration by the Company, such as a stock split or stock dividend, the class and number of shares reserved under the 2009 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate Transactions; Changes of Control. In the event of a corporate transaction, unless otherwise provided in a written agreement between the Company or any of its affiliate and the holder of the stock award, or expressly provided by the Board or the Compensation Committee at the time of grant of a stock award, in the event of a corporate transaction (as specified in the 2009 Plan and described below), all outstanding stock awards under the 2009 Plan shall be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by individuals whose continuous service with us or an affiliate has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will terminate if not exercised prior to the effective date of the corporate transaction, and (ii) with respect to any stock awards that are held by individuals whose continuous service with the Company or an affiliate of the Company has terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will not be accelerated and such awards will terminate if not exercised prior to the effective date of the corporate transaction (except that any reacquisition or repurchase rights held by the Company with respect to such stock awards shall not terminate and may continued to be exercised notwithstanding the corporate transaction). In the event a stock award will terminate if not exercised, the Board or the Compensation Committee may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but will receive a payment equal to the excess of the value of the property the holder would have received upon exercise over any exercise price.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as provided in the stock award agreement or in any other written agreement between the Company or any affiliate of the Company and the participant, but in the absence of such provision, no acceleration shall occur.

Duration, Termination. The 2009 Plan is scheduled to terminate on March 4, 2019. The Board may suspend or terminate the 2009 Plan at any time. No awards may be granted under the 2009 Plan while the 2009 Plan is suspended or after it is terminated. The Board may also amend the 2009 Plan at anytime. However, if legal, regulatory or listing requirements require stockholder approval, the amendment will not go into effect until the stockholders have approved the amendment.

A more detailed summary of the material features of the 2009 Plan is set forth in the Company’s definitive proxy statement for the 2009 Annual Meeting, filed with the Securities and Exchange Commission on April 8, 2009 (the “Proxy Statement”). The foregoing summary and the summary in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2009 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Omnicell, Inc. 2009 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: May 20, 2009	By:	/s/ Dan S. Johnston
Dan S. Johnston,
Vice President
and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Omnicell, Inc. 2009 Equity Incentive Plan